EXHIBIT 99.2


                                  [LETTERHEAD]

FOR RELEASE FEBRUARY 27, 1998                          NEWS RELEASE
Contact:  Matt Clawson (investors)
          Owen Daley (media)
          Allen & Caron Inc.
          (714)252-8448


                     PREMIER LASER SYSTEMS TENDER OFFER FOR
             OPHTHALMIC IMAGING SYSTEMS STOCK TO COMMENCE FOLLOWING
                    EFFECTIVENESS OF REGISTRATION STATEMENT


IRVINE, CA (February 27, 1998).....Premier Laser Systems Inc. (Nasdaq NM:PLSIA)
announced today that is has agreed with Sacramento-based Ophthalmic Imaging Systems (Nasdaq:OISI) that Premier's tender offer for OIS' stock will commence promptly following the effectiveness of Premier's related registration statement. Premier intends to file the registration next week in order to register common stock, and common stock underlying warrants, to be offered to OIS' shareholder. As previously announced, Premier intends to offer, in return for each share of OIS tendered, $1.75 in cash, $0.25 in Premier stock and two warrants, each of which permit the holder to acquire $0.25 worth of stock for a nominal purchase price if OIS meets certain future revenue goals.

     OIS is engaged in the business of designing, developing, manufacturing and marketing digital imaging systems and image enhancement and analysis software for use by practitioners in the ocular health field.

     Premier Laser Systems develops, manufactures and markets several lines of proprietary medical laser, fiber optic delivery systems, corneal topography systems and associated products and services for a variety of dental, ophthalmic and surgical applications.

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